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                                                        Exhibit (g)(4)

                                     FORM OF
                        FIRST AMENDMENT TO CUSTODIAN AND
                         INVESTMENT ACCOUNTING AGREEMENT

         THIS FIRST AMENDMENT TO CUSTODIAN AND INVESTMENT ACCOUNTING AGREEMENT (the "Amendment") is made and entered into as of March 1, 2002 by and between EACH OF THE FUNDS SET FORTH ON EXHIBIT A DATED NOVEMBER 1, 2001, attached to the Agreement and attached hereto for reference (each a "Client") and STATE STREET BANK AND TRUST COMPANY, a Massachusetts trust company ("State Street").

                                   WITNESSETH:

         WHEREAS, Client and State Street are parties to that certain Custodian and Investment Accounting Agreement dated as of November 1, 2001 (the "Agreement"); and

         WHEREAS, Client and State Street desire to amend and supplement the Agreement upon the following terms and conditions.

         NOW THEREFORE, for and in consideration of the mutual promises contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Client and State Street hereby agree that the Agreement is amended and supplemented as follows:

1. Exhibit A shall be replaced in its entirety by the Exhibit A dated March 1, 2002 attached hereto and incorporated herein by this reference.

2. General Provisions. This Amendment will at all times and in all respects be construed, interpreted, and governed by the laws of The Commonwealth of Massachusetts, without giving effect to the conflict of laws provisions thereof. This Amendment may be executed in any number of counterparts, each constituting an original and all considered one and the same agreement. This Amendment is intended to modify and amend the Agreement and the terms of this Amendment and the Agreement are to be construed to be cumulative and not exclusive of each other. Except as provided herein, the Agreement is hereby ratified and confirmed and remains in full force and effect.

         IN WITNESS WHEREOF, the parties have caused this Amendment to be executed by their duly authorized officers to be effective as of the date first above written.

STATE STREET BANK AND TRUST             ON BEHALF OF EACH OF THE FUNDS SET FORTH
COMPANY                                 ON EXHIBIT A ATTACHED HERETO

By:                                     By:
   ---------------------------------       ---------------------------------
Name:                                   Name: Michael J. Roland
     -------------------------------         -------------------------------
Title:                                  Title: Executive Vice President
      ------------------------------          ------------------------------
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
                                LIST OF FUNDS (3/1/02)
                                ----------------------
                   ENTITY NAME                                      JURISDICTION
                   -----------                                      ------------
ING FINANCIAL SERVICES FUND, INC.                          Maryland Corporation

ING EQUITY TRUST                                           Massachusetts Business Trust
         ING Biotechnology Fund
         ING MidCap Opportunities Fund
         ING MidCap Value Fund
         ING Principal Protection Fund
         ING Principal Protection Fund II
         ING Principal Protection Fund III
         ING SmallCap Value Fund

ING FUNDS TRUST                                            Delaware Business Trust
         ING Classic Money Market Fund
         ING High Yield Bond Fund
         ING Intermediate Bond Fund
         ING Internet Fund
         ING National Tax-Exempt Bond Fund
         ING National Tax-Exempt Money Market Fund
         ING Tax Efficient Equity Fund

ING GNMA INCOME FUND, INC.                                 Maryland Corporation

ING GROWTH OPPORTUNITIES FUND                              Massachusetts Business Trust

ING INVESTMENT FUNDS, INC.                                 Maryland Corporation
         ING MagnaCap Fund
         ING High Yield Fund

ING LARGE COMPANY VALUE FUND, INC.                         Maryland Corporation

ING MAYFLOWER TRUST                                        Massachusetts Business Trust
         ING Growth + Value Fund
         ING Research Enhanced Index Fund

ING MUTUAL FUNDS                                           Delaware  Business Trust
         ING Convertible Fund
         ING Equity and Income Fund
         ING High Yield Opportunity Fund
         ING LargeCap Growth Fund
         ING MidCap Growth Fund
         ING Money Market Fund
         ING SmallCap Growth Fund
         ING Strategic Income Fund

ING SENIOR INCOME FUND                                     Delaware Business Trust

                   ENTITY NAME                                      JURISDICTION
                   -----------                                      ------------
ING SMALLCAP OPPORTUNITIES FUND                            Massachusetts Business Trust

ING PRIME RATE TRUST                                       Massachusetts Business Trust

PILGRIM NATURAL RESOURCES TRUST                            Massachusetts Business Trust

PILGRIM VARIABLE INSURANCE TRUST                           Delaware Business Trust
         Pilgrim VIT High Yield Bond Fund

PILGRIM VARIABLE PRODUCTS TRUST                            Massachusetts Business Trust
         ING VP Large Company Value Portfolio
         Pilgrim VP Convertible Portfolio
         Pilgrim VP Growth + Value Portfolio
         Pilgrim VP LargeCap Growth Portfolio
         Pilgrim VP SmallCap Opportunities Portfolio
         Pilgrim VP Research Enhanced Index Portfolio
         Pilgrim VP High Yield Bond Portfolio
         Pilgrim VP MagnaCap Portfolio
         Pilgrim VP Growth Opportunities Portfolio
         Pilgrim VP MidCap Opportunities Portfolio
         Pilgrim VP Financial Services Portfolio

USLICO SERIES FUND                                         Massachusetts Business Trust
         Asset Allocation Portfolio
         Bond Portfolio
         Money Market Portfolio
         Stock Portfolio

ING LEXINGTON MONEY MARKET TRUST                           Massachusetts Business Trust